As filed with the Securities and Exchange Commission on April 18, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

DAVITA INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0354549
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800
Torrance, California 90503-5517
(310) 792-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DaVita Inc.
1999 Non-Executive Officer and Non-Director Equity Compensation Plan
(Full title of the plan)

Steven J. Udicious
Vice President, General Counsel and Secretary
DaVita Inc.
21250 Hawthorne Boulevard, Suite 800
Torrance, California 90503-5517
(310) 792-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ronn S. Davids, Esq.
Riordan & McKinzie
300 S. Grand Ave., 29th Floor
Los Angeles, California 90071-3109
(213) 229-8562

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	2,000,000	$25.12	$50,240,000	$4,622.08

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sales prices of the Company’s Common Stock on April 16, 2002, as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

On January 10, 2002, the Board of Directors of DaVita Inc. (the “Company”) approved an increase in the number of shares of common stock reserved for issuance under the Company’s 1999 Non-Executive Officer and Non-Director Equity Compensation Plan by two million shares. Pursuant to General Instruction E to Form S-8, regarding the registration of additional shares, the Company hereby incorporates herein by reference the contents of the Registration Statement of the Company on Form S-8 dated March 31, 1999, Registration No. 333-75361, with respect to the Company’s 1999 Non-Executive Officer and Non-Director Equity Compensation Plan.

Item 8.    Exhibits.

5.1	Opinion of Steven J. Udicious, General Counsel, DaVita Inc.

23.1	Consent of Steven J. Udicious, General Counsel, DaVita Inc. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on page II-2).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torrance, State of California, on April 17, 2002.

DAVITA INC.

By:	/s/ Kent J. Thiry
Kent J. Thiry Chairman and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Kent J. Thiry and Steven J. Udicious, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kent J. Thiry Kent J. Thiry	Chairman and Chief Executive Officer (Principal Executive Officer)	April 17, 2002

/s/ Richard K. Whitney Richard K. Whitney	Chief Financial Officer (Principal Financial Officer)	April 17, 2002

/s/ Gary W. Beil Gary W. Beil	Vice President and Controller (Principal Accounting Officer)	April 17, 2002

/s/ Nancy-Ann DeParle Nancy-Ann DeParle	Director	April 17, 2002

/s/ Richard B. Fontaine Richard B. Fontaine	Director	April 17, 2002

/s/ Peter T. Grauer Peter T. Grauer	Director	April 17, 2002

Signature	Title	Date

/s/ C. RAYMOND LARKIN, JR. C. Raymond Larkin, Jr.	Director	April 17, 2002

/s/ JOHN M. NEHRA John M. Nehra	Director	April 17, 2002

/s/ WILLIAM L. ROPER William L. Roper	Director	April 17, 2002

Index To Exhibits

Sequentially Numbered Exhibit	Description	Page Number

5.1	Opinion of Steven J. Udicious, General Counsel, DaVita Inc.

23.1	Consent of Steven J. Udicious, General Counsel, DaVita Inc. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on page II-2).